UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 21, 2015

Advanced Credit Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-170132 (Commission File Number)	26-2118480 (IRS Employer Identification No.)

4947 Oldham Street
Sarasota, FL 34238
(Address of principal executive office and zip code)

(612) 961-4536
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm.

Effective September 21, 2015, the Company dismissed David A. Aronson, CPA, P.A. (“Aronson”) as the Company’s independent registered public accounting firm.  The decision to dismiss Aronson was approved by the Company’s board of directors.

During the period of engagement from March 20, 2014 to September 21, 2015, the auditor reports issued by Aronson did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles.  However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern.

During the referenced period, there were no disagreements between the Company and Aronson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Aronson, would have caused Aronson to make reference to the matter in reports on the Company’s financial statements, had any such reports been issued.  In addition, during the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

The Company provided Aronson with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Aronson a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of that letter is attached as an exhibit to this report.

(b) New Independent Registered Public Accounting Firm.

Contemporaneous with the dismissal of Aronson dismissal, the Company engaged Yichien Yeh, CPA, Oakland Gardens, New York, as our independent registered public accounting firm for the fiscal year ended December 31, 2015. During the Company’s two most recent fiscal years and the subsequent interim period through September 21, 2015, the Company did not consult with Yichien Yeh, CPA with respect to any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Exhibits

16.1 - Letter from David A. Aronson, CPA, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE CREDIT TECHNOLOGIES, INC.

Dated: September 21, 2015	/s/ Chris Jackson President and Chief Operating Officer